UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NIELSEN HOLDINGS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note: The following communications were made available by Nielsen Holdings plc through various social media accounts.

[The following communication was made available by Nielsen Holdings plc on LinkedIn.]

Today, Nielsen entered into a definitive agreement to be acquired by a consortium led by Evergreen Coast Capital and Brookfield. The all-cash transaction is valued at approximately $ 16B USD or $28/share. Nielsen’s Board voted unanimously to support the Consortium’s proposal, which represents a 10% premium over their previous proposal and a 60% premium over Nielsen’s unaffected stock price. Read more about today’s announcement - Investor information: http://nlsn.co/6042Ktj7q

[The following communications were made available by Nielsen Holdings plc on Twitter.]

Today, Nielsen entered into a definitive agreement to be acquired by a consortium led by Evergreen Coast Capital and Brookfield. The all-cash transaction is valued at approximately $16B USD or $28/share.Read about today’s announcement (investor info): ir.nielsen.com Nielsen Enters into Agreement to be Acquired by Evergreen... Nielsen Holdings pic (NYSE: NLSN) (‘‘Nielsen”) today announced that it has entered into a definitive agreement t...

Nielsen 0 ©nielsen 1h Nielsen’s Board voted unanimously to support the Consortium’s proposal, which represents a 10% premium over their previous proposal and a 60% premium over Nielsen’s unaffected stock price. Read about today’s announcement (investor info): ir.nielsen.com Nielsen Enters into Agreement to be Acquired by E... Nielsen Holdings pic (NYSE: NLSN) (“Nielsen”) today announced that it has entered into a definiti...

[The following communication was made available by Nielsen Holdings plc on Facebook]

Today, Nielsen entered into a definitive agreement to be acquired by a consortium led by Evergreen Coast Capital and Brookfield. The all-cash transaction is valued at approximately $16B USD or $28/share.Nielsen’s Board voted unanimously to support the Consortium’s proposal, which represents a 10% premium over their previous proposal and a 60% premium over Nielsen’s unaffected stock price.Read more about today’s announcement -Investor information: http://nlsn.co/6181Ktdiv

[The following communication was made available by Nielsen Holdings plc on Instagram]

Nielsen Enters into Agreement to be Acquired by Evergreen- and Brookfield-Led Consortium for $16 Billion ©nielsenmedia Today, Nielsen entered into a definitive agreement to be acquired by a consortium led by Evergreen Coast Capital and Brookfield. The all-cash transaction is valued at approximately $ 16B USD or $28/share. Nielsen’s Board voted unanimously to support the Consortium’s proposal, which represents a 10% premium over their previous proposal and a 60% premium over Nielsen’s unaffected stock price. Read more about today’s announcement Investor information: http://nlsn.co/6042Ktj7q

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 Avenue of the Americas, New York, NY 10010, Attention: Corporate Secretary; telephone (646) 283-7571, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2021 Annual General Meeting, which was filed with the SEC on April 12, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.